UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2023

REKOR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2023, Rekor Systems, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor (the “Purchaser”). The Purchase Agreement provided for the sale and issuance by the Company of an aggregate of: (i) 6,100,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for up to an aggregate of 772,853 shares of Common Stock, and (iii) warrants to purchase up to 6,872,853 shares of Common Stock (the “Common Warrants”). The offering price per Share and associated Common Warrant is $1.455 and the offering price per Pre-Funded Warrant and associated Common Warrant is $1.454. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.001 per share and will expire when exercised in full. The Common Warrants will be exercisable immediately upon issuance, will expire five years following the issuance date and have an exercise price of $1.60 per share.

The securities described above and the Placement Agent Warrants (as described below) were offered pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-259447) and a related prospectus supplement filed with the Securities and Exchange Commission in connection with the offering described above (the “Registered Direct Offering”). The Company expects to receive gross proceeds from the Registered Direct Offering of approximately $10 million. The Offering is expected to close on or about March 27, 2023, subject to the satisfaction of customary closing conditions.

The Company entered into an engagement letter with H.C. Wainwright & Co., LLC (the “Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent, on a reasonable best-efforts basis, in connection with the Registered Direct Offering. The Company will pay Wainwright an aggregate cash fee equal to 7.5% of the gross proceeds of the Registered Direct Offering. The Company also agreed to pay Wainwright $75,000 for non-accountable expenses and $15,950 for clearing fees. Additionally, the Company has agreed to issue to Wainwright or its designees as compensation, warrants to purchase up to 481,100 shares of Common Stock, equal to 7.0% of the aggregate number of Shares and Pre-Funded Warrants placed in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five (5) years from the commencement of sales under the Offering and an exercise price of $1.8188 per share of Common Stock (equal to 125% of the offering price per share of Common Stock and accompanying Common Warrant).

The foregoing summaries of the Purchase Agreement, the Common Warrants, the Pre-Funded Warrants and the Placement Agent Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference. The description of the terms of the Purchase Agreement, the Common Warrants the Pre-Funded Warrants and the Placement Agent Warrants are qualified in their entirety by reference to such exhibits.

Item 8.01	Other Events.

On March 24, 2023, the Company issued a press release announcing the pricing of the Registered Direct Offering described above in Item 1.01.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Common Stock Purchase Warrant

4.2	Form of Common Stock Warrant

4.3	Form of Placement Agent Warrant

5.1	Opinion of Crowell & Moring LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Crowell & Moring LLP (included in Exhibit 5.1)

99.1	Press Release, dated March 24, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: March 27, 2023	/s/ Robert A. Berman
Name: Robert A. Berman Title: Chief Executive Officer